UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2017

EMBER THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	033-13474-NY	01-3341552
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation)	(Commission File Number)	Identification No.)

135 East 57thStreet, 24 thFloor
New York, New York10022
(Address and Zip Code of Principal Executive Offices)

(646) 406-6243
(Registrant’s Telephone Number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CF R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR. 240.14-12a)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR. 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR. 240.13-e4(c))

Item 8.01 – Other Events

On May 19, 2017, Ember Therapeutics, Inc. (“Ember Therapeutics”) entered into a Contribution Agreement (“DermaSilk Agreement”) with DermaSilk Brands, Inc. (“DermaSilk”), a Delaware corporation. Pursuant to the DermaSilk Agreement, DermaSilk acquired the sole ownership interest in DermaSilk Brands business, including all assets and liabilities related thereto, and DermaSilk became a wholly owned subsidiary of Ember Therapeutics. The DermaSilk Agreement isa ttached as Exhibit 99.1.

Also on May 19, 2017, Ember Therapeutics entered into a Contribution Agreement (“Migralex Agreement”) with Migralex, Inc. (“Migralex”) a Delaware corporation. Pursuant to the Migralex Agreement, Migralex acquired the sole ownership interest in the Migralex business, including all assets and liabilities related thereto, and Migralex became a wholly owned subsidiary of Ember Therapeutics. The MigralexAgreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits No.	Description
99.1	Contribution Agreement dated as of May 19, 2017, by and between Ember Therapeutics, Inc. and DermaSilk Brands, Inc.
99.2	Contribution Agreement dated as of May 19, 2017, by and between Ember Therapeutics, Inc. and Migralex, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017

EMBER THERAPEUTICS, INC.

By:

Name: Joseph Hernandez
Title: Executive Chairman